Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 20, 2013, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended September 30, 2013 of XRS Corporation, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Minneapolis, Minnesota
May 9, 2014